SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ---------------------

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15 (D) OF THE
                        SECURITIES EXCHANGE ACTO OF 1934
                               ------------------


         Date of Report (Date of Earliest Event Reported): May 22, 1996

                              HURCO COMPANIES, INC.
- --------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                     INDIANA
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                 (State or Other Jurisdiction of Incorporation)


               0-9143                                      35-1150732
     (Commission File Number)               (I.R.S. Employer Identification No.)


                One Technology Way
               Indianapolis, Indiana                         46268
      (Address of principal executive offices)            (Zip code)

                                 (317) 293-5309
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              (Registrant's Telephone Number, Including Area Code)



- --------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 5.           OTHER EVENTS.

                  The information set forth in the press release issued by Hurco
                  Companies,   Inc.,   attached   hereto  as  Exhibit   5.1,  is
                  incorporated herein by reference.


Item 7.           FINANCIAL STATEMENTS AND EXHIBITS.

                  (c )     EXHIBITS

                  5.1      Press Release of Hurco Companies, Inc. dated May 22,
                           1996

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                              HURCO COMPANIES, INC.


                                                   By:     /S/ ROGER J. WOLF
                                                   -------------------------
                                                   Roger J. Wolf
                                                   Senior Vice President
                                                   and Chief Financial Officer











Date:    May 29, 1996

                                  EXHIBIT INDEX



ITEM NO.                                       DESCRIPTION

5.1                                 Press release of Hurco Companies, Inc.
                                    dated May 22, 1996

FROM:             Roger J. Wolf
                  Senior Vice President
                  Chief Financial Officer
                  (317) 293-5309


              HURCO REPORTS SECOND QUARTER AND YEAR-TO-DATE RESULTS

         INDIANAPOLIS,  INDIANA,  MAY 22, 1996...Hurco  Companies,  Inc. (NASDAQ
Symbol: HURC) today announced results for its second fiscal quarter and first six months which ended April 30, 1996. For the second quarter, the Company recorded a net profit of $1,031,000 or $.19 per share, on net sales of $26,095,000 as contrasted with a net loss of ($239,000), or $(.04) per share on net sales of $20,687,000 reported for the corresponding period a year ago. For the first six months ended April 30, 1996, the Company reported a net profit of $1,603,000, or $.29 per share, on net sales of $49,319,000 compared to a net loss of ($712,000), or $(.13) per share on net sales of $39,559,000 in the comparable 1995 period.

         Operating profit was $1,868,000 for the second fiscal quarter, which was 2.4 times the $773,000 reported for the second quarter of fiscal 1995, and $3,294,000 for the six-month period which was 2.8 times the $1,185,000 reported for the first six months of fiscal 1995, as a result of increased sales and higher margins.

         The sales growth of 26% in the second fiscal quarter was substantially due to a nearly 50% increase in machine tool shipments in Europe along with increased shipments of machine tool products in the U.S. International sales were 40% of consolidated sales for the second fiscal quarter compared to 35% for the same period a year ago. Increased market penetration by the Company's new "Advantage Series" machine tool product line which was introduced in Europe in the latter part of 1995, along with increased availability of products for shipment contributed to the strong second quarter European sales. Sales in the domestic U.S. market increased approximately 15% compared to the same period last year and were aided by increased availability of machine tool products for shipment and the sell-off of certain discontinued older product models from inventory.

         Margins improved over the prior year periods reflecting the increased percentage of higher margin European sales in the Company's total sales mix.

         World-wide new order bookings were $23,926,000 in the most recent fiscal quarter, a decrease of $2,123,000, or 8%, from the second quarter of fiscal 1995, but an improvement of $3,879,000, or 19%, over the preceding quarter of fiscal 1996. While international orders increased over the prior-year level, domestic machine tool orders were significantly lower than those recorded during the 1995 second quarter. Domestic bookings during the second quarter of fiscal 1995 reflected unusually high demand for the "Advantage Series" machine tool line introduced in the United States in late fiscal 1994, fueled in part by distributor anticipation of limited product availability. The lower domestic order rates also reflect a decline in U.S. machine tool consumption compared to a year ago along with the short-term impact of changes being implemented in the Company's sales and distribution organization.

         Backlog at April 30, 1996 was $10,441,000 compared to $12,310,000 at the end of the preceding fiscal quarter.

          The Company noted that as a result of its improved operating results and working capital reduction it was able to reduce outstanding indebtedness by $3,500,000 during the quarter and $3,100,000 for the fiscal year to date.

         Brian McLaughlin, CEO, commented, "We are pleased with the Company's continued improvement in profitability and cash flow from operations."

Hurco Companies, Inc. is one of the largest manufacturers of computer numerical control systems designed and built in the United States for stand-alone machine tools. The end market for the Company's products consists primarily of independent job shops and short-run manufacturing operations within large corporations in industries such as the aerospace, defense, medical equipment, energy, transportation and computer industries. The Company is based in Indianapolis, Indiana, has additional manufacturing facilities in Farmington Hills, Michigan, and has sales, application engineering and service subsidiaries in High Wycombe, England; Munich, Germany; Paris, France and Singapore. Products are sold through 85 independent agents and distributors in the United States and 30 other countries. The Company also has direct sales forces in the United States, the United Kingdom, Germany, France, and Asia.


                   HURCO COMPANIES, INC. FINANCIAL HIGHLIGHTS
                      (In thousands, except per-share data)
                                   (unaudited)


                                    Three Months Ended        Six Months Ended
                                         APRIL 30,                 APRIL 30,
                                         ---------                ---------
                                       1996       1995        1996       1995
                                       ----       ----        ----       ----

Sales ............................   $ 26,095   $ 20,687    $ 49,319   $ 39,559
                                     ========   ========    ========   ========

Operating income (loss)
 before interest .................   $  1,868   $    773    $  3,294   $  1,185

Interest and other non-
 operating items, net ............   $    804   $  1,012    $  1,658   $  1,897

Income tax expense (benefit) .....   $     33   $   --      $     33   $   --
                                     --------   --------    --------   --------


Net income (loss) ................   $  1,031   $   (239)   $  1,603   $   (712)
                                     ========   ========    ========   ========

Earnings (loss) per common
 share ...........................   $    .19   $   (.04)   $    .29   $   (.13)

                                     ========   ========    ========   ========

Weighted average common
 shares outstanding ..............      5,524      5,417       5,555      5,416
                                     ========   ========    ========   ========